UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

Red Robin Gourmet Burgers, Inc. (the “Company”) held its annual stockholders meeting on May 19, 2016 at its corporate headquarters in Greenwood Village, Colorado. Of the 13,642,158 shares of common stock issued and outstanding as of the record date, 12,557,035 shares of common stock (approximately 92.05%) were present or represented by proxy at the annual meeting. The Company’s stockholders elected all of the directors nominated by the Company’s board of directors; approved, on an advisory basis, the compensation of the Company’s named executive officers; and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The vote results for the matters submitted to stockholders are as follows:

1.	Election of directors:

Name	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
Robert B. Aiken	11,602,949	23,184	16,481	914,421	98.80%
Stephen E. Carley	11,603,890	22,904	15,820	914,421	98.80%
Cambria W. Dunaway	11,602,399	23,665	16,550	914,421	98.80%
Lloyd L. Hill	11,602,856	23,838	15,920	914,421	98.79%
Richard J. Howell	11,602,866	23,838	15,910	914,421	98.79%
Glenn B. Kaufman	11,602,457	23,585	16,572	914,421	98.80%
Pattye L. Moore	11,603,146	23,670	15,798	914,421	98.80%
Stuart I. Oran	11,603,438	23,356	15,820	914,421	98.80%

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
11,402,500	213,189	26,925	914,421	98.16%

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
12,534,919	5,165	16,951	0	99.96%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2016
RED ROBIN GOURMET BURGERS, INC.

By:     /s/ Michael L. Kaplan            ___
Name: Michael L. Kaplan
Title: Chief Legal Officer

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